Exhibit 10.1
Execution Version

BORROWER ASSUMPTION AGREEMENT
BORROWER ASSUMPTION AGREEMENT, dated as of July 1, 2020 (this “Agreement”), made by Ranger Packaging LLC, a Delaware limited liability company (the “Initial Borrower”), Ranpak Corp., an Ohio corporation (the “Assumed Borrower”), Ranger Pledgor LLC, a Delaware limited liability company (“Holdings”) and the Subsidiary Guarantors party hereto, and acknowledged by Goldman Sachs Lending Partners LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the lenders (the “Lenders”) from time to time party to the Credit Agreement (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, the Initial Borrower, Holdings, the Administrative Agent and the other Persons party thereto have entered into that certain First Lien Credit Agreement dated as of June 3, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, contemporaneously with the execution of this Agreement and in the following order, (i) Rack Holdings Inc. (“Rack Holdings”) will be merged with and into the Initial Borrower, with the Initial Borrower to be the surviving entity of such merger and (ii) the Initial Borrower will be merged with and into the Assumed Borrower, with the Assumed Borrower to be the surviving entity of such merger (clauses (i) and (ii) collectively as if one single transaction, the “Reorganization” and the time of effectiveness of the Reorganization, the “Effective Time”);
WHEREAS, the Credit Agreement provides that (x) Rack Holdings may be merged with and into a Borrower, so long as such Borrower shall be the continuing or surviving Person and (y) the Initial Borrower may be merged with and into another entity, with such other entity the survivor of such merger (such survivor, the “Successor Borrower”), so long as (i) the Successor Borrower shall be an entity organized or existing under the laws of the U.S., any state thereof or the District of Columbia, (ii) the Successor Borrower shall expressly assume the Obligations of the Initial Borrower in a manner reasonably satisfactory to the Administrative Consent Party and shall have delivered to the Administrative Agent all documentation and other information reasonably requested in writing by the Administrative Agent which is required by U.S. regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations including the USA PATRIOT Act and (iii) except as the Administrative Consent Party may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents;
WHEREAS, the Assumed Borrower wishes to assume all obligations and liabilities (including the Obligations), and rights, of the Initial Borrower in such capacity in conformity with clauses (y)(ii) and (y)(iii) of the preceding recital; and
WHEREAS, pursuant to Section 6.07(a) of the Credit Agreement, and upon satisfaction of the conditions provided herein, the Assumed Borrower will succeed to, and be substituted for, the U.S. Borrower under the Credit Agreement and the other Loan Documents;
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

2.Assumption. Upon the Effective Time, without further act or deed, (a) the Assumed Borrower hereby assumes all obligations and liabilities (including the Obligations) and all rights of the Initial Borrower as the “U.S. Borrower” under the Credit Agreement and under the other Loan Documents, (b) the Assumed Borrower shall hereby become a party to the Credit Agreement as the “U.S. Borrower” with the same force and effect as if originally named therein as the U.S. Borrower, and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities (including the Obligations), and rights of the Initial Borrower in such capacity, and agrees to pay, perform and discharge when due, all the obligations of the U.S. Borrower under the Credit Agreement and the other Loan Documents pursuant to the terms thereof, (c) the Assumed Borrower shall hereby be bound by the covenants, representations, warranties and agreements contained in the Credit Agreement and each other Loan Document to which it is a party and which are binding upon, and to be observed or performed by, the U.S. Borrower under the Credit Agreement and the other Loan Documents to which it is a party, (d) the Assumed Borrower hereby ratifies and confirms the validity of, and all of its obligations and liabilities (including, without limitation, the Obligations) under, the Credit Agreement and such other Loan Documents to which it is a party, and (e) each reference to the “U.S. Borrower” in the Credit Agreement and in any other Loan Document shall hereby be deemed to refer to the Assumed Borrower (clauses (a) through (e), the “Assumption”).

3.Reaffirmation of Loan Documents. The Assumed Borrower and Holdings, and each Subsidiary Guarantor party hereto that will survive the Reorganization ratifies and reaffirms (i) all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) its guaranty of the Obligations under the Loan Guaranty, and its granting of liens under the Collateral Documents, and each other applicable Loan Document, and such obligations and liens shall continue to be in full force and effect at all times following the Assumption and shall continue to inure to the benefit of the Administrative Agent, the Lenders and the other Secured Parties immediately upon and at all times after giving effect to the Assumption in accordance with the terms of the applicable Loan Documents.

4.Effectiveness. This Agreement shall become effective on the date that counterparts of this Agreement are signed on behalf of the Initial Borrower, the Assumed Borrower, Holdings and each Subsidiary Guarantor that will survive the Reorganization.

5.Representations and Warranties by the Loan Parties. Each of the Assumed Borrower, Holdings and the Subsidiary Guarantors party hereto represents and warrants that the following statements are true and correct in all material respects as of the Effective Time:
6.
a.Organization; Powers. Each Loan Party party hereto, and each of its Restricted Subsidiaries, (x) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (y) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (z) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 5(a) (other than clause (x)(i) and (y), in each case with respect to the Assumed Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

b.Authorization; Enforceability. The execution, delivery and performance by each Loan Party party hereto of this Agreement are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Agreement has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

c.Governmental Approvals; No Conflicts. The execution and delivery of this Agreement by each Loan Party party hereto, and the performance by such Loan Party hereof, (x) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect (except to the extent not required to be obtained or made pursuant to the Collateral and Guarantee Requirement), (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings or other actions the failure of which to obtain or make would not be reasonably expected to have a Material Adverse Effect, (y) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which, in the case of this clause (y)(ii), would reasonably be expected to have a Material Adverse Effect and (z) will not violate or result in a default under any Contractual Obligation in respect of Indebtedness having an aggregate principal amount exceeding the Threshold Amount to which such Loan Party is a party which, in the case of this clause (z), would reasonably be expected to result in a Material Adverse Effect.

d.Reorganization. Simultaneously with the consummation of the Reorganization, by operation of law pursuant to documentation effecting the Reorganization, (i) all of the assets and liabilities of the Initial Borrower has been assumed by the Assumed Borrower and (ii) the Administrative Agent and/or Collateral Agent’s Liens against the Collateral of the Initial Borrower and Rack Holdings created by the Collateral Documents and securing the Obligations continue against such Collateral as owned by the Assumed Borrower.

7.Related Documentation. In connection with this Agreement and the Reorganization, the Loan Parties have delivered legal opinions and secretary’s certificates with respect to the Assumed Borrower and Holdings, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

8.Amendment to Credit Agreement and Loan Documents. The Credit Agreement and each of the other Loan Documents is hereby deemed to be amended to the extent, but only to the extent, necessary to effect this Agreement. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Agreement shall be deemed to be a Loan Document for all purposes of the Credit Agreement. This Agreement shall not constitute a novation of the Credit Agreement or the other Loan Documents.

9.Governing Law, Waiver of Jury Trial, etc. The provisions of the Credit Agreement regarding applicable law, waiver of jury trial, jurisdiction and consent to service of process set forth in Sections 9.10 and 9.11 of the Credit Agreement are incorporated herein mutatis mutandis.

10.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system.

11.Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.
RANGER PLEDGOR LLC, as Holdings

By:  /s/ Omar Asali
Name: Omar Asali
Title:  President

RANGER PACKAGING LLC, as the Initial Borrower

By:  /s/ Omar Asali
Name: Omar Asali
Title:  President

RANPAK CORP., as the Assumed Borrower

By:  /s/ Omar Asali
Name: Omar Asali
Title:  President

[Signature Page to Borrower Assumption Agreement]

KAPNAR HOLDINGS B.V., as a Subsidiary Guarantor

By:  /s/ Eric Laurensse
Name: Eric Laurensse
Title:  Managing Director

RANPAK B.V., as a Subsidiary Guarantor

By:  /s/ Eric Laurensse
Name: Eric Laurensse
Title:  Managing Director

[Signature Page to Borrower Assumption Agreement]

Acknowledged by:
GOLDMAN SACHS LENDING PARTNERS LLC
as Administrative Agent and Collateral Agent
By:  /s/ Douglas Tansey
Name: Douglas Tansey
Title:  Authorized Signatory

[Signature Page to Borrower Assumption Agreement]